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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  July 15, 2002


                            El Paso Electric Company
             (Exact name of registrant as specified in its charter)

         Texas                       0-296                      74-0607870
   (State or other         (Commission File Number)          (I.R.S. Employer
   jurisdiction of                                           Identification No.)
    incorporation)


 Stanton Tower, 100 North Stanton, El Paso, Texas                  79901
     (Address of principal executive offices)                    (Zip Code)


      (Registrant's telephone number, including area code): (915) 543-5711


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Item 9.  Regulation FD Disclosure

     The Company is subject to regulation by FERC in certain matters, including rates for wholesale power sales, transmission of electric power and the issuance of securities. FERC is currently conducting an investigation into potential manipulation of prices for electricity in the western United States during 2000 and 2001. As part of its inquiry, FERC issued a data request concerning various trading strategies of sellers of wholesale electricity and/or ancillary services in the Western Systems Coordinating Council during 2000-2001. The Company was one of over 150 entities that received this request and, on May 22, 2002, responded by providing the FERC with information related to various trading strategies identified in two memoranda relating to Enron Power Marketing, Inc. ("EPMI"). On June 4, 2002, the FERC issued a show cause order to the Company and others alleging that the May 22 response was inadequate and ordering EPE to show cause why such alleged inadequacy should not result in the termination of the Company's market based rate certificate. The Company endeavored to remedy the stated inadequacy and satisfy the show cause order by filing, on June 14, 2002, additional material supplementing its May 22 response and in response to the show cause order. The Company stated that its response was "intended to provide a transparent view of EPE's activity by and through EPMI, as well as EPE's own power trades in the western markets in 2000-2001, whether or not related to Enron-type trading strategies." The Company has continued its internal review and has offered to supply all documents and data to the FERC and to cooperate fully in the investigation. To date, FERC has not responded to the Company's June 14 submission.

     Widespread disclosures and publicity concerning transactions in the nation's power markets during 2000-2001 have prompted other regulatory entities to commence investigations and seek documents and data from a large number of electric utilities, power marketing firms and other market participants. In addition to the FERC inquiry described above, the Company has received an informal request from the SEC for documents concerning "so called `wash,' `round trip,' `credit wash,' or `sell/buyback' type transactions." The Company on July 11, 2002 received a subpoena from the Commodities Futures Trading Commission ("CFTC") for documents that appear to be similar in scope to the SEC's request. These requests appear to be substantially narrower in scope than FERC's and the Company is in the process of seeking clarifications from the SEC and CFTC staffs with a view to fully and timely respond to these requests.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            EL PASO ELECTRIC COMPANY

                                      By:   /s/ Terry Bassham
                                         ---------------------------------------
                                            Terry Bassham
                                            Executive Vice President
                                            Chief Financial and
                                            Administrative Officer
                                            (Duly Authorized Officer and
                                            Principal Financial Officer)



Dated:  July 15, 2002